Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE
For Further Information, Contact:
John J. Millerick
Senior Vice President & CFO
(978) 326-4000

Paul M. Roberts
Director of Communications
(978) 326-4213
proberts@analogic.com

Analogic Corporation Announces Results for its First Quarter

PEABODY, MA (December 11, 2006) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision health and security imaging equipment, announced today results for its first quarter ended October 31, 2006.

Revenues for the first quarter ended October 31, 2006, were $75,602,000, compared with the prior year’s first quarter revenues of $86,410,000, a decrease of $10,808,000, or 13%. Net loss for the first quarter was $5,360,000, or a $0.39 net loss per diluted share, compared with earnings of $1,342,000, or $0.10 per diluted share, for the prior year’s first quarter. The first quarter ended October 31, 2006, includes pre-tax asset impairment charges of $9,705,000 associated with the Company’s digital radiography systems business. The first quarter ended October 31, 2005, included restructuring and asset impairment charges of $2,205,000 related primarily to the Company’s former SKY Computers subsidiary.

CEO John Wood, said, “The overall results for the quarter are disappointing. Although our digital radiography business improved slightly, it continued to perform well below earlier expectations. We therefore conducted an in-depth review of the business and as a result of this review recorded asset impairment charges of $9,705,000 related to the writedown of certain assets to their estimated net realizable value.”

The continuing strong performance of our core OEM Medical Technology Products business is very encouraging. Medical technology product sales were $67,773,000, up $6,573,000 or 11% over the prior year’s first quarter. Revenues for clinical ultrasound systems and subsystems, CT Data Acquisition Systems (DASs), and Computed Tomography (CT) systems were up over good performances a year earlier. Sales of Power Systems for Magnetic Resonance Imaging were down slightly from a year earlier.

The decrease in overall revenue was due primarily to the expected significant short-term decrease in sales of the Company’s EXACT™ security imaging systems. Security technology product revenues were $4,639,000, down $15,227,000 or 77% from the previous year due to the Company shipping only 4 EXACT systems this quarter compared to 35 a year earlier. On September 26, 2006, the Company announced that it had received from L-3 Communications an order for $31 million – $36 million in EXACT systems through January 2008. EXACT sales therefore are expected to resume a more consistent schedule for the second half of this fiscal year and the first half of the next. The Company expects to begin shipping the AN6400 upgrade to the EXACT system later this year, and to put the COBRA checkpoint security system into production.

Ed Becker, President and Chief Operating Officer, noted that research and development costs were down $1,449,000, or 11%, from the prior year’s first quarter, due primarily to the winding down of two medical CT development programs and of a successful security imaging project. Becker also noted that, “PhotoDetection Systems, in which we have a substantial minority position, concluded a contract with a major OEM in our recent fourth quarter that includes development funding. As a result of this external funding, the Company’s equity losses related to its investment in PhotoDetection Systems have been, and in the future will be, significantly reduced.

Wood added, “Overall, our core medical OEM business is doing very well. Our security business is in the midst of several weak quarters, but the future looks promising. Early in the second quarter we placed prototypes of two of our newest checked luggage scanning systems, the XLB1100 designed for large airports and the KING COBRA designed primarily for small to mid-sized airports, into Logan International Airport in Boston for initial data gathering. In January we will begin shipping five COBRA prototypes to the TSA and several airports to begin visual screening in the field.

“As indicated last quarter, the Company is continuing to evaluate its business structure, focusing our resources on those opportunities with the greatest potential for sustainable growth and profitability. We believe that only in this way can we establish the foundation for long-term growth as The World Resource for Health and Security Technology.”

CONFERENCE CALL

Analogic will conduct an investor conference call on Monday, December 11, at 11:00 a.m. ET to discuss the results for the first quarter and recent developments. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately five to ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, Passcode 03391. You will then be asked for your name, organization, and telephone number and be connected to the conference. To listen to the live audio webcast in listen-only mode, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) Monday, December 18, 2006. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The conference ID number is 65063250

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Monday, January 1, 2007.

For more information on the conference call, visit www.analogic.com, call 978-326-4213, or email

proberts@analogic.com.

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems sold primarily to Original Equipment Manufacturers (OEMs). The Company is recognized worldwide for advancing the state of the art in Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), and Patient Monitoring. For more information, visit www.analogic.com.

This press release contains the Company’s or management’s intentions, hopes, beliefs, expectations, or predictions. These are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements (statements that are not historical facts) in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements, including statements about product development, market and industry trends, strategic initiatives, regulatory approvals, sales, profits, expenses, price trends, research and development expenses and trends, and capital expenditures involve risk and uncertainties. Actual results may differ materially from those indicated by such statements as a result of various factors, including those discussed in the Company’s periodic reports filed with the SEC under the heading “Business Environment and Risk Factors.” In addition, the forward-looking statements included in this press release represent the Company’s views as of December 11, 2006. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 11, 2006

Condensed Consolidated Statements of Operations (in thousands, except share data)

	Three Months Ended
	October 31,
	(Unaudited)
	2006	2005

Net Revenue:
Products	$70,748	$79,721
Engineering	1,664	3,812
Other	3,190	2,877

Total net revenue	75,602	86,410

Cost of sales:
Products	44,589	47,823
Engineering	2,863	5,733
Other	1,487	1,386
Asset impairment charges	8,625	1,179

Total cost of sales	57,564	56,121

Gross margin	18,038	30,289

Operating expenses:
Research and product development	11,578	13,027
Selling and marketing	7,002	7,354
General and administrative	9,039	8,664
Restructuring and asset impairment charges	1,080	1,025

Total operating expenses	28,699	30,070

Income (loss) from operations	(10,661)	219

Other (income) expense:
Interest income	(3,224)	(2,033)
Interest expense	1	—
Equity (gain) in unconsolidated affiliates	78	570
Other	122	157

Total other (income) expense	(3,023)	(1,306)

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	(7,638)	1,525
Provision (benefit) for income taxes	(2,278)	462

Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	(5,360)	1,063
Income from discontinued operations (net of income taxes of $126)	—	159
Cumulative effect of change in accounting principle (net of income tax of $61)	—	120

Net income (loss)	$(5,360)	$1,342

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.39)	$0.08
Income from discontinued operations, net of tax	—	0.01
Cumulative effect of change in accounting principle, net of tax	—	0.01

Net income (loss)	$(0.39)	$0.10

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.39)	$0.08
Income from discontinued operations, net of tax	—	0.01
Cumulative effect of change in accounting principle, net of tax	—	0.01

Net income (loss)	$(0.39)	$0.10

Dividends declared per share	$0.10	$0.10

Shares outstanding:
Basic	13,827	13,631
Diluted	13,827	13,734

Condensed Consolidated Balance Sheets (in thousands)

	October 31,	July 31,
	2006	2006
	(Unaudited)	(Audited)
Assets:
Cash, cash equivalents and marketable securities	$262,065	$258,237
Accounts and notes receivable, net	45,749	52,112
Inventories	61,400	58,943
Other current assets	20,910	21,543

Total current assets	390,124	390,835
Property, plant and equipment, net	80,775	81,853
Other assets	13,792	15,957

Total Assets	$484,691	$488,645

Liabilities and Stockholders’ Equity:
Accounts payable	$23,116	$17,372
Accrued liabilities	21,694	24,111
Advance payments and deferred revenue	7,782	9,386
Accrued income taxes	5,015	5,011

Total current liabilities	57,607	55,880

Deferred income taxes	619	840

Total long-term liabilities	619	840

Stockholders’ Equity	426,465	431,925

Total Liabilities and Stockholders’ Equity	$484,691	$488,645